STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT dated as of July 31, 2001, is made and entered into by and among DARTWOOD, LLC, a limited liability company organized under the laws of the State of Texas, with offices in Austin, Texas (the "Purchaser"); MCC ACQUISITION CORPORATION, an Iowa Corporation, (the "Shareholder"), being the sole Shareholder of PRIORITY INTERNATIONAL COMMUNICATIONS, INC., and its wholly-owned subsidiary ATN, a Texas corporation, with offices at Austin, Texas (the "Company") and MURDOCK COMMUNICATIONS CORPORATION, INC., an Iowa corporation, ("MCC") the parent company of Shareholder, with offices at 5539 Crane Lane, N.E., Cedar Rapids, IA 52402.

     A. The Company is engaged in the business of telecommunications, conducted from its premises in Mobile, Alabama.

     B. Purchaser wishes to purchase from the Shareholder and the Shareholder wishes to sell to Purchaser all of the issued and outstanding capital stock of the Company.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                    ARTICLE I
                                    ---------
                                   DEFINITIONS
                                   -----------

     When used in this Agreement, the following terms shall have the respective meanings set forth below:

     Affiliate.  "Affiliate"  shall mean with respect to any Person (i) a Person
     ---------
directly or indirectly controlling, controlled by or under, control with such Person; (ii) a Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such Person; or (iii) an officer, director or partner or member of the immediate family of an officer, director or partner of such person. When the Affiliate is an officer, director or partner or member of the immediate family of an officer, director or partner of such Person, any other Person for which the Affiliate acts in that capacity shall also be considered an Affiliate. For these purposes, control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

     Agreement.  "Agreement" shall mean this Stock Purchase Agreement, including
     ---------
all exhibits and schedules thereto, as the same may hereafter be amended, modified or supplemented from time to time.

     Assets.  "Assets"  shall  mean  all  of  the  Business,  goodwill,  assets,
     ------
properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of the Company, which are owned by the Company or in which the Company has any interest.

     Balance  Sheet.  "Balance  Sheet" shall mean the balance sheet contained in
     --------------
the  Financial  Statements  of  the  Company.

     Books  and  Records.  "Books  and  Records"  shall mean the original of all
     -------------------
books and records, ledgers, employee records, customer lists, files, correspondence, and other written records of every kind owned by the Company.

     Business.  "Business" shall mean the business as currently conducted by the
     --------
Company  and  as  the  same  continues  to  be  operated  until  Closing.

     Closing.  "Closing"  shall  mean  the  consummation  of  the  transactions
     -------
contemplated  in  this  Agreement.

     Closing  Date.  "Closing  Date"  shall mean the date upon which the Closing
     -------------
occurs.

     Company  Disclosure Schedule.  "Company Disclosure Schedule" shall mean the
     ----------------------------
schedule delivered to Purchaser and executed by the Company at Closing which is incorporated in and considered a part of this Agreement.

     Effective  Time.  "Effective Time" shall mean 12:01 a.m. Cedar Rapids, Iowa
     ---------------
time  of  the  day  after  the  Closing  Date.

     Inventories.  "Inventories"  shall mean all inventories, including, without
     -----------
limitation, inventories of raw materials, work in progress, storehouse stocks, finished goods and consigned goods, owned by the Company.

     Person.  "Person" shall mean any entity, corporation, company, association,
     ------
joint venture, joint stock company, partnership, trust, organization, individual trustee, receiver or liquidator.

     Shares.  "Shares"  shall  mean one hundred percent (100%) of the issued and
     ------
outstanding capital stock of the Company which, in the aggregate, represents one hundred percent (100%) of the equity interest in and to the Company.

     Shareholder.  "Shareholder"  shall  mean  MCC  Acquisition  Corporation.
     -----------

     Tax  Returns.  "Tax  Returns"  means  and is limited to, for the purpose of
     ------------
this  Agreement,  federal  and  state  income  tax  returns.

     Taxes.  "Taxes" means and is limited to, for the purpose of this Agreement,
     -----
all  federal  and  state  income  taxes.

                                   ARTICLE II
                                   ----------
                           SALE AND PURCHASE OF STOCK
                           --------------------------

     Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Company, Shareholder, and Purchaser herein set forth, the Shareholder shall at the Closing sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase from the Shareholder all of the Shareholder's right, title and interest, as of the Effective Time in and to the Shares. The Shares shall be conveyed free and clear of Encumbrances.

                                   ARTICLE III
                                   -----------
                   PURCHASE PRICE, PAYMENT AND RELATED MATTERS
                   -------------------------------------------

     3.1     Purchase  Price.  The  Purchase  Price  for the Shares shall be One
             ---------------
Hundred  Ninety-six  Thousand  Dollars  ($196,000.00).

     3.2     Payment of the Purchase Price.  The Purchase Price shall be paid by
             ------------------------------
Purchaser  as  follows:

          3.2.1 $100,000 in cash payable to Shareholder's designated payee MCC Investment Company, L.L.C. ("MCCIC") at Closing; and

          3.2.2 A non-interest bearing promissory note ("Note"), executed by Purchaser in the amount of $96,000, payable to Shareholder's designated payee MCCIC, in payments of Four Thousand Dollars ($4,000) per month for twenty-four
(24) months, and a security agreement ("Security Agreement") securing the payment of the Note, granting to MCCIC a security interest in a certain "SWITCH" located at Company premises in Mobile, Alabama. A copy of the Note is attached hereto as Exhibit "A", and a copy of the Security Agreement is attached hereto as Exhibit "B", and exhibits are incorporated herein by reference.

     3.3     Specific  Liabilities  Assumed  By  Purchaser  as Consideration for
             -------------------------------------------------------------------
Purchase  Price.  Notwithstanding  the  other  provisions  in  this  Agreement,
---------------
Purchaser expressly agrees to assume, as of Closing Date, all liabilities reflected on the Company's Balance Sheet and/or attributable to the Company's business as of the Closing Date. Such assumption of liability by Purchaser includes, but is not limited to: (a) any and all Universal Service
Administration Corporation Universal Service Fees, charges, assessments, penalties, interest, and/or other charges or liabilities of any nature or kind which have been or may be assessed in the future in connection therewith; (b) any and all past, present, or future employment or consulting agreements executed by the Company, MCC Acquisition Corporation, or Murdock Communications Corporation in any manner connected with Wayne Wright, Prentice Services, Inc., or any of his affiliated companies; (c) any and all financial obligations not reflected on the Company's final Balance Sheet, including all footnotes, as presented at Closing; and (d) defense of Shareholder (and its officers and affiliates) from any derivative law suit.

                                   ARTICLE IV
                                   ----------
                                     CLOSING
                                     -------

     The Closing shall take place at the offices of Arenson & Zimmermann, P.L.C., at 3:00 p.m. local time on July 31, 2001 or at such other time and place as the Purchaser and the Shareholder mutually agree in writing, such transactions to be effective as of the Effective Time.

     4.1     Transactions  at  the  Closing.  At the Closing the following shall
             -------------------------------
occur:

          (a) Purchaser shall deliver to Shareholder the Cash as set forth in Article III hereof.

          (b) Purchaser shall deliver to Shareholder fully executed copies of Exhibits "A" and "B" as set forth in Article III hereof.

          (c) Purchaser shall provide to the Company a certificate showing the validity of Purchaser's corporate standing, and evidence that the Company is in good standing as of Closing.

          (d) The Shareholder shall deliver to Purchaser the original share certificates for all Shares owned by Shareholder and execute such stock certificates and other instruments which may be necessary to transfer such Shares to Purchaser.

                                    ARTICLE V
                                    ---------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                               OF THE SHAREHOLDER
                               ------------------

     The  Shareholder  hereby  represents  and  warrants  to  Purchaser  that:

     5.1     Ownership.  The  Shareholder  is  the  owner  of  the  Shares.
             ----------

     5.2     Organization  and Good Standing.   The Shareholder is a corporation
             --------------------------------
duly  organized,  validly  existing  and  in  good  standing.

     5.3     Authority  to  Execute and Perform Agreements.  Shareholder has all
             ----------------------------------------------
requisite power, authority and approval to enter into, execute and deliver this Agreement and other Documents and to fully perform its obligations hereunder and thereunder.

     5.4     Regulatory  Approvals  and  Other  Consents.  Except  as  otherwise
             --------------------------------------------
disclosed in the Shareholder Disclosure Schedule, there are no consents or approvals by any regulatory agency required for the completion of these transactions to be valid and binding upon any of the parties hereto.

     5.5     Tax Matters. The Shareholder has been granted extensions for filing
             ------------
its federal and state Income Tax Returns for 2000. To Shareholder's knowledge, the Company has fully complied with requirements imposed by federal and state income taxation authorities with respect to the Company's income taxation.
Shareholder shall file and bear any costs associated with federal or state income taxation for 2000. There are no federal or state income tax liens pending which would materially affect the value of the Company.

     5.6     Representations  and  Warranties  on  Closing  Date.  The
             ----------------------------------------------------
representations and warranties contained in this Article V shall be true and complete at and as of the Effective Time with the same force and effect as though such representations had been made at the Effective Time unless the parties have been notified in writing prior to the Effective Time.

                                   ARTICLE VI
                                   ----------
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

     The  Purchaser  represents  and  warrants  to  the  Shareholder as follows:

     6.1     Organization  and Good Standing.   Purchaser is a limited liability
             --------------------------------
company duly organized, validly existing and in good standing under the Laws of the State of Texas and has requisite power and authority to own, lease and operate its assets, properties and business, and to carry on its business as now conducted.

     6.2     Authority  to  Execute  and  Perform Agreements.  Purchaser has all
             ------------------------------------------------
requisite power, authority and approval to enter into, execute and deliver this Agreement and to perform fully Purchaser's obligations hereunder.

     6.3     Authorization  of  Performance.  Purchaser  has  taken  all actions
             -------------------------------
necessary to authorize the performance of its respective obligations under this Agreement and to consummate the transactions contemplated herein. The Agreement as of the Closing Date will be legal, valid and binding obligations of the Purchaser.

     6.4     No  Violation.  The  completion of this transaction and Purchaser's
             --------------
performance hereunder will not and does not violate any provisions of the Articles of Organization or the Regulations of Purchaser.

     6.5     No  Restrictions,  Waiver,  Release.  Purchaser  acknowledges it is
             -----------------------------------
under no restriction in entering this Agreement. Purchaser has consulted with independent legal counsel prior to executing this Agreement. Purchaser expressly states, by its execution of this Agreement below, that it has full and complete knowledge about the Company's finances, financial history, operations, business, outstanding litigation, and any and all other liabilities. Purchaser voluntarily waives herein any and all claims arising from its purchase of the Company, and Releases Shareholder from any and all liability in connection with the operation of the Company prior to Closing.

     6.6     Representations.  The  representations  and warranties contained in
             ----------------
this Article VI shall be true and complete in all material respects at and as of the Effective Time with the same force and effect as though such representations and warranties had been made at and as of the Effective Time, except as affected by the transactions contemplated in this Agreement and such representations shall survive Closing.

                                   ARTICLE VII
                                   -----------
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

     7.1     Organization  and Good Standing.  The Company is a corporation duly
             --------------------------------
organized, validly existing and in good standing under the Laws of the State of Texas, and has requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted.

     7.2     Authority  to  Execute and Perform Agreements.  The Company has all
             ----------------------------------------------
requisite power, authority and approval to enter into, execute and deliver this Agreement and to perform fully the Company's obligations hereunder.

     7.3     Authorization  of  Performance.  The  Company has taken all actions
             -------------------------------
necessary to authorize the performance of its respective obligations under this Agreement and to consummate the transactions contemplated herein. The Agreement as of the Closing Date will be legal, valid and binding obligations of the Company.

     7.4 No Violation. The completion of this transaction and the Company's performance hereunder will not and does not violate any provisions of the Articles of Organization or the Regulations of the Company.

     7.5     No  Restrictions.  The  Company  expressly  acknowledges that it is
             ----------------
under no restriction in entering this Agreement, any attached exhibits or schedules.

     7.6     Representations  and  Warranties  on  Closing  Date.  The
             ----------------------------------------------------
representations and warranties contained herein shall be true and complete at and as of the Effective Time with the same force and effect as though such representations had been made at the Effective Time unless the parties to this Agreement have been notified in writing prior to the Effective Time.

     7.7     Assets.  The  Company  will  not  engage in any action prior to the
             ------
Closing Date which might impair, encumber or otherwise affect the good and marketable title in and to the Assets.

     7.8     Access.  The  Company has provided Purchaser with full and complete
             ------
access  to  all  financial  and  corporate  books  and  records  of the Company.

     7.9     Receipt  of  Final  Balance  Sheet.  The  Company  shall  provide
             ----------------------------------
Shareholder with the Company's final Balance Sheet as of the Closing Date, which shall be provided by no later than thirteen (13) days after the Closing Date.

     7.10     Representations.  The  representations and warranties contained in
              ----------------
this Article VII shall be true and complete in all material respects at and as of the Effective Time with the same force and effect as though such representations and warranties had been made at and as of the Effective Time, except as affected by the transactions contemplated in this Agreement and such representations shall survive Closing.

                                  ARTICLE VIII
                                  ------------
                           CONDITIONS PRECEDENT TO THE
                           ---------------------------
                        OBLIGATION OF PURCHASER TO CLOSE
                        --------------------------------

     The obligation of the Purchaser to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of all of the conditions set forth below in this Article VIII, unless waived in writing by the Purchaser.

     8.1     Representations  and Warranties. The representations and warranties
             --------------------------------
of Shareholder and Company set forth in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on the Closing Date.

     8.2     Contingency.  The  Company  shall have been fully released from its
             ------------
liability  to  Berthel  Fisher  Leasing  Company  and  its  affiliates ("BFLC").

     8.3     Third Party Consents.  Any and all consents by Authorities and from
             ---------------------
other parties which may be required in connection with the consummation of the transactions contemplated here shall have been received prior to the Effective Time.

     8.4     Access  to  Assets.  During  the  pendency  of  this Agreement, the
             ------------------
Purchaser has had full and complete access to investigate, evaluate and/or review the Assets.

                                   ARTICLE IX
                                   ----------
                           CONDITIONS PRECEDENT TO THE
                           ---------------------------
                     OBLIGATION OF THE SHAREHOLDER TO CLOSE
                     --------------------------------------

     The obligation of the Shareholder to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of all the conditions set forth below in this Article IX.

     9.1     Representations and Warranties.  The representations and warranties
             -------------------------------
of Purchaser set forth in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on the Closing Date.

     9.2     Authority.  All  actions  required  to  be  taken  by  Purchaser to
             ----------
authorize execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Purchaser.

     9.3     Closing  Transactions.  All  of  the  transactions  to occur at the
             ----------------------
Closing described in Article IV hereof shall have been completed or will occur simultaneously with all other conditions set forth in this Article IX.

     9.4     Contingency.  The  Company shall have been released from all of its
             ------------
liability to BFLC, and a copy of such Release shall have been received by Shareholder.

     9.5     Pending  Litigation.  TSB's  lawsuit against the Company shall have
             --------------------
been fully settled to Shareholder's satisfaction, and a copy of all Settlement documents shall have been received by Shareholder.

                                    ARTICLE X
                                    ---------
                                INDEMNIFICATIONS
                                ----------------

     10.1     Indemnification  by  Shareholder.  The  Shareholder shall promptly
              ---------------------------------
indemnify, defend and hold harmless the Purchaser from any State or Federal Income Tax obligation of the Company as of the Closing Date. Shareholder shall be responsible for filing of State and Federal Income Tax Returns for 2000, and any associated obligations connected with such payments.

     10.2     Indemnification  by  the  Purchaser.  Purchaser  expressly
              ------------------------------------
acknowledges that it has adequate knowledge of the Company's operations and business prior to execution of this Agreement. Effective as of the Closing Date, Purchaser shall indemnify and hold harmless Shareholder from all past, present, and future claims, liabilities, obligations, debts, and duties, whether known or unknown, which may be or may become owed by Shareholder, Company, or Purchaser, arising from or in connection with the operation and business of the Company. Such indemnification includes, but is not limited to, any and all liabilities of PIC's wholly-owned subsidiaries, ATN and PIC-Resources, including, inter alia, those liabilities set forth in Section 3.3 above.

                                   ARTICLE XI
                                   ----------
                              TERMINATION; REMEDIES
                              ---------------------

     11.1     Termination  Upon  Default.  In  the  event  of  a  default,  the
              --------------------------
non-defaulting party may terminate this Agreement by giving written notice to the other on or prior to the Closing Date, without prejudice to any rights or obligations it may have, if, after written notice of the default and the passage of a thirty (30) day cure period or, if diligently pursued, a reasonable time thereafter, the other party has failed in the due and timely performance of any of their agreements herein contained or there shall have been a breach of the other's warranties and representations herein contained.

                                   ARTICLE XII
                                   -----------
                            EXPENSES; CONFIDENTIALITY
                            -------------------------

     12.1     Expenses  of  Sale.  The  Shareholder and the Purchaser shall each
              -------------------
bear their respective expenses incurred in connection with the negotiation and preparation of the Agreement and the consummation and performance of the transactions contemplated herein.

     12.2     Confidentiality.  The  parties agree that the nature and detail of
              ----------------
this Agreement shall be treated as confidential information. The Parties hereto agree that as a part of the other Party's inducement to close the transactions herein, certain disclosures as to the financial arrangements, including this Agreement in its entirety and certain agreements inherent in this Agreement will be, of necessity, disclosed to outside parties. The Parties shall not divulge or disseminate any information except as may be necessary to the efforts to close such other transactions as may be required to effectuate this Agreement. Notwithstanding the foregoing, Shareholder or its Parent may disclose to the SEC such information concerning this transaction as may be required to fulfill its disclosure and reporting obligation under applicable securities laws.

                                  ARTICLE XIII
                                  ------------
                                     NOTICES
                                     -------

     13.1     Notices.  All  notices, request and other communications hereunder
              --------
shall be in writing and shall be delivered by courier or other means of personal service or sent by facsimile, or mailed first class postage prepaid, by certified mail, return receipt requested in all cases addressed to:

          Purchaser:             Dartwood,  LLC
                                 Thomas  D.  Fritz
                                 c/o  Fritz,  Byrne  &  Head,  L.L.P.
                                 98  San  Jacinto  Blvd.,  Suite  2000
                                 Austin,  Texas  78701
                                 512-476-2020  (Telephone)
                                 512-477-5267  (Fax)

          With  a  Copy  to:     Mr.  Daniel  H.  Byrne
                                 Fritz,  Byrne  &  Head,  L.L.P.
                                 98  San  Jacinto  Blvd.,  Suite  2000
                                 Austin,  Texas  78701
                                 512-476-2020  (Telephone)
                                 512-477-5267  (Fax)

          Shareholder:           MCC  Acquisition  Corporation
                                 Mr.  Paul  Tunink
                                 James  H.  Arenson,  Esq.
                                 Arenson  &  Zimmermann,  PLC
                                 101  Second  Street  SE
                                 Suite  904
                                 Cedar  Rapids,  IA  52401

          Company:               Priority  International  Communications,  Inc.
                                 Mr.  Wayne  Wright
                                 Austin,  TX

          With  a  Copy  to:     James  Arenson
                                 James  H.  Arenson,  Esq.
                                 Arenson  &  Zimmermann,  PLC
                                 101  Second  Street  SE
                                 Suite  904
                                 Cedar  Rapids,  IA  52401

                                   ARTICLE XIV
                                   -----------
                                  MISCELLANEOUS
                                  -------------

     14.1     Brokerage  Fees.  If  any  person shall assert a claim to a fee or
              ----------------
commission or other compensation on account of alleged employment as a broker or finder or related services, the party who is alleged to have engaged such broker/finder shall indemnify and hold the other party harmless against any such claims.

     14.2     Further  Assurances.  Each  of  the  parties  shall  use  their
              --------------------
reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent and perform such further acts as may be reasonably required or desirable to carry out the provisions and transactions contemplated herein. The parties acknowledge that time is of the essence.

     14.3     Modifications  and  Amendments; Waivers and Consents.  At any time
              -----------------------------------------------------
prior to the Closing Date or termination of the Agreement, Purchaser, Shareholder, or Company may by written agreement: (a) extend the time of performance; (b) waive any inaccuracies in the representations and warranties made by the other party or any other agreement or document contained herein; and/or (c) waive compliance with any of the agreements of any other party set forth in this Agreement.

     14.4     Entire  Agreement.  This  Agreement  (including  exhibits  and
              ------------------
Disclosure Schedules) and the agreements, documents and instruments to be executed and delivered pursuant hereto are intended to embody the final, complete and exclusive agreement among the parties with respect to the purchase of the Shares and related transactions; are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

     14.5     Binding  Effect.  This  Agreement  and  the  rights,  covenants,
              ----------------
conditions and obligations of the respective parties hereto, and any instrument or agreement executed pursuant hereto, shall be binding upon the parties and their respective successors, assigns and legal representatives.

     14.6     Counterparts.  This  Agreement  may  be executed simultaneously in
              -------------
any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     14.7     Severability.  If  any  provision  or any part of any provision of
              -------------
this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect and the remaining provisions of the Agreement shall remain in full force and effect.

     14.8     Mutuality  of Drafting.  Should any provisions of the Agreement be
              -----------------------
submitted to judicial or arbitration interpretation, the Court or Arbitrator shall not apply the presumption that the terms hereof shall be more strictly construed against the party who drafted this Agreement, it being agreed that all parties hereto have participated in the preparation of this Agreement.

     14.9     Enforceable in Jurisdictions.  The Parties to this Agreement agree
              -----------------------------
that this Agreement is made and entered into under the laws of the State of Iowa and that such undertakings are made in Linn, County, Iowa and that any adjudication or enforcement of such agreements shall be properly held in the appropriate courts of Linn County, Iowa.

     14.10     Additional  Documents.  The  parties  hereto agree that they will
               ----------------------
fully and promptly cooperate in the preparation, delivery and execution of any and all documents or instruments necessary to effectuate and accomplish the provisions and intent of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              PURCHASER:

                              Dartwood,  LLC,
                              a  Texas  Limited  Liability  Company


                              By:  /s/  Wayne Leslie Wright
                                   ---------------------------------------------
                                   Wayne  Leslie  Wright,  President

                              COMPANY:

                              PRIORITY  INTERNATIONAL
                              COMMUNICATIONS,  INC.


                              By: /s/ Wayne Wright
                                 ---------------------------------------------
                                 Name:  Wayne Wright
                                 Title:  President




                              SHAREHOLDER:

                              MCC  ACQUISITION  CORPORATION


                              By: /s/ Eugene I. Davis
                                 ---------------------------------------------
                              Name:  Eugene I. Davis
                                   ---------------------------------------------
                              Title:  _______________________________


                              MCC:

                              MURDOCK  COMMUNICATION
                              CORPORATION,  an  Iowa  Corporation


                              By:  /s/ Eugene I. Davis
                                   ---------------------------------------------
                              Name:  Eugene I. Davis
                                   ---------------------------------------------
                              Title:  _______________________________